UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2012

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8333 NW 53rd Street, Suite 400

Miami, Florida 33166, USA

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 15, 2012, we filed a certificate of amendment to our amended and restated certificate of incorporation with the Secretary of State of Delaware in order to effect a 1-for-10,000 reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock. The Reverse Stock Split was approved pursuant to a written consent in lieu of a meeting of stockholders, dated March 20, 2012, executed by the holder of 150,745,913 shares of common stock representing 85% of our issued and outstanding common stock.

The foregoing is merely a summary of the certificate of amendment to our amended and restated certificate of incorporation and is qualified in its entirety by reference to the full text thereof which is attached as Exhibit 4.1 to this Current Report and is incorporated by this reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

See the discussion set forth in Item 5.03, “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” of this Current Report on Form 8-K, which discussion is incorporated herein by this by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: May 15, 2012	By:	/s/ Diana P. Abril
Diana P. Abril
Secretary and General Counsel

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